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                                                                 EXHIBIT 10.4



                               PURCHASE AGREEMENT


       This Agreement is entered into effective the 1st day of April, 1997 by and between XETA Corporation, an Oklahoma corporation ("XETA") and Americom Communications Services, Inc., an Oklahoma corporation ("Americom").

                                    RECITALS

       WHEREAS, Americom, pursuant to agreements with L.D. Communications, Inc. ("LDCI"), has previously marketed MCI's Telecom/USA long distance services to 71 Starwood Lodging Corporation hotel properties, which properties generate commissions paid to Americom by MCI and/or LDCI; and

       WHEREAS, Americom and XETA have entered into a Marketing Alliance Agreement of even date herewith (the "Marketing Agreement"), pursuant to which they have agreed to pool their efforts in marketing MCI long distance services to commercial customers; and

       WHEREAS, XETA and Americom desire to include Americom's existing Starwood Lodging Corporation customer accounts in the marketing alliance formed pursuant to the terms of the Marketing Agreement, including commission revenues paid by U.S. Long Distance, Inc. ("USLD") on specific zero-plus long distance calls pursuant to the terms of an agreement dated September 4, 1996 among USLD, Americom and Starwood Lodging Corporation, as amended (the "USLD/Starwood Agreement"); and

       WHEREAS, in furtherance thereof, Americom desires to transfer such customer accounts to XETA upon the terms and conditions set forth herein.

       NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

       1. PURCHASE OF CONTRACT RIGHTS. Americom hereby sells, assigns and transfers to XETA and XETA hereby purchases from Americom all of Americom's right, title and interest in and to commissions from MCI and/or LDCI and from USLD, earned by Americom from and after April 1, 1997 (the "Effective Date") with respect to the 71 Starwood Lodging Corporation hotel properties listed on
Schedule I attached hereto and incorporated herein, together with the contracts underlying the generation of such commissions (the "Existing Accounts"). The parties specifically acknowledge and agree that from and after the Effective Date, the Existing Accounts and the parties' respective rights and obligations with respect thereto shall be governed by the terms of the Marketing Agreement (which is incorporated herein by this reference), except as otherwise specifically provided in Section 4 below.
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       2.     PURCHASE PRICE.  The purchase price to be paid by XETA for the
Existing Accounts shall be One Million One Hundred Seven Thousand Nine Hundred Sixty One Dollars and No Cents ($1,107,961.00). The purchase price shall be paid in cash (or cash equivalent) upon satisfaction of the conditions set forth in Section 5 below. Americom hereby acknowledges and agrees that all commissions it received and/or earned from XETA on the sale of equipment under XETAPLAN Contracts to the Existing Accounts are hereby reversed and cancelled, and that the purchase price stated above reflects adjustments made for the reversal and cancellation of such commissions, the refunding to Americom of all XETAPLAN down payments made by Americom on the Existing Accounts, and the sharing by XETA and Americom of any start-up fees imposed pursuant to customer contracts executed by the Existing Accounts. Americom further acknowledges and agrees that all XETAPLAN Contracts executed by it in connection with the Existing Accounts shall be cancelled as of the Effective Date upon satisfactory completion of the due diligence condition set forth in Section 5 below, and that Americom shall remain liable to XETA for any XETAPLAN payments due under such contracts prior to their cancellation.

       3. REPRESENTATIONS AND COVENANTS OF AMERICOM. Americom hereby makes the following representations and enters into the following covenants:

              (a) Except as otherwise provided in the next sentence, all of the Existing Accounts are currently under contract with Americom to receive MCI long distance services. The Existing Accounts listed on
       Schedule II attached hereto and incorporated herein are currently also under contract with USLD to receive operator services from USLD only on interstate calling card calls which go out through dialer equipment provided by USLD.

              (b) Provided that USLD consents to the assignment of rights by Americom hereunder, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will constitute a breach of or default under any agreement between Americom and U.S. Long Distance ("USLD"), or Americom and LDCI.

              (c) Immediately upon execution of this Agreement, Americom will, in cooperation with XETA, take all action as may be necessary to cause MCI and USLD to pay the respective commissions generated by the Existing Accounts to XETA.

              (d) Neither Americom nor Starwood Lodging Corporation are in default under any of the customer contracts underlying the Existing Accounts.

              (e) Except for the claim of USLD against commissions paid or to be paid by USLD on those of the Existing Accounts listed on Schedule II attached hereto, all of the accounts and contract rights transferred hereby to XETA are free and clear of all liens, claims and encumbrances of any nature whatsoever.





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              (f)    Americom shall execute any and all other documentation
       that XETA may reasonably request to effect the transfer of the Existing Accounts to XETA as contemplated herein, including without limitation an Assignment and General Conveyance in form and substance satisfactory to XETA. Americom shall also cooperate with XETA in obtaining any and all consents or approvals as XETA may deem necessary to effect the transactions contemplated hereby.

       4. DIVISION OF COMMISSIONS. The Net Commission Pool (as that term is defined under the Marketing Agreement) generated each month by the Existing Accounts from April 1, 1997 through March 31, 2000 shall be divided by XETA and Americom on a monthly basis as follows:

              (a)    The first $40,000 collected shall be paid 100% to XETA;

              (b)    The next $45,000 collected shall be paid 100% to Americom;
       and

              (c) Thereafter the remaining dollars collected shall be shared equally by the parties hereto.

From and after April 1, 2000, the monthly Net Commission Pool shall be divided equally between the parties.

       In the event that USLD withholds payment of the commissions or any portion thereof earned by Americom under the USLD/Starwood Agreement, which commissions have been assigned to XETA hereunder, Americom hereby agrees to pay to XETA for contribution to the Gross Commission Pool under the Marketing Agreement, an amount equal to the amount withheld by USLD. Such payment shall be made no later than five (5) business days after the date such amount would have been remitted by USLD. In order to secure its obligation hereunder, Americom hereby creates and grants to XETA a security interest in any and all commissions or other payments that are now or may hereafter be due and owing to Americom by (i) XETA under any sales agreement with Americom, oral or written, whether now existing or hereafter created, including without limitation the Marketing Agreement, and (ii) USLD under any agreement, oral or written,
between Americom and USLD.   Americom hereby agrees to sign and deliver to XETA
at any time or from time to time as XETA may reasonably request, one or more Financing Statements pursuant to the applicable sections of the Oklahoma Uniform Commercial Code in form satisfactory to XETA, in order to create, perfect and maintain a valid security interest in the foregoing collateral.

       5. DUE DILIGENCE CONDITION PRECEDENT. Americom shall promptly provide XETA for its review with access to and/or copies of all financial records, agreements and contracts relating to the provision of telecommunication and/or long distance services to Americom's USLD customers and to the Existing Accounts, as well as such other documentation that





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XETA may reasonably request (including without limitation all agreements between Americom and USLD) to satisfy itself (i) as to the economic and financial aspects of the business underlying the marketing alliance, and as to the legal aspects of the transactions contemplated herein, (ii) that the marketing by Americom of MCI long distance services to the Existing Accounts or to any other customers does not violate the terms of any agreement between Americom and USLD, (iii) that no third party has or will have any claim to the commissions generated by the Existing Accounts, except for any claim by USLD against the commissions paid or to be paid by USLD on the Existing Accounts,
(iv) that all consents and approvals that may be required from USLD, LDCI, MCI and/or Starwood Lodging Corporation, to the transfer of the Existing Accounts to XETA have been obtained (specifically including, without limitation, the written consent of USLD to the assignment by Americom of Americom's rights under the Master Agency Agreement with USLD dated November, 1992, as amended, as they relate to those of the Existing Accounts listed on Schedule II hereto),
(v) that the transfer of the Existing Accounts to XETA shall not violate the terms of or result in a breach of any agreement between Americom and the Existing Accounts, including without limitation the USLD/Starwood Agreement, or between Americom and USLD, including without limitation any loan agreement, note or security agreement. In addition, Americom shall deliver the following to XETA, all of which shall be in form and substance satisfactory to XETA: (a) confirmation from MCI that MCI will pay commissions on the Existing Accounts directly to XETA, (b) copies of signed written contracts between Americom and Starwood Lodging Corporation as to the provision of MCI services to the Existing Accounts, (c) an amendment to the USLD/Starwood Agreement, signed by Starwood Lodging Corporation, relating to (among other things) the provision of MCI/Telecom*USA services. The purchase price to be paid by XETA for the Existing Accounts shall not be paid until the foregoing due diligence conditions have been met to XETA's reasonable satisfaction in its sole discretion.

       6. INDEMNITY. Americom hereby agrees to indemnify and hold XETA harmless from and against any claim, liability, obligation, loss, damage, judgment, cost and expense of any kind or character arising out of or attributed to any claim by USLD or any other third party to any commission or portion thereof generated by the Existing Accounts from and after the Effective Date.

       7. BINDING EFFECT; MODIFICATIONS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns; provided, however, that neither party may assign or otherwise transfer this Agreement or any of its interest herein without the prior and express written consent of the other party. This Agreement cannot be changed or modified except by written amendment signed by both parties.

       8. CONTROLLING LAW. This Agreement shall be governed by the laws of the State of Oklahoma.





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       IN WITNESS THEREOF, the parties have executed this Agreement on the day and year first written above.



"XETA"                                  "Americom"

XETA Corporation, an Oklahoma           Americom Communications Services, Inc.,
corporation                             an Oklahoma corporation


By          /s/ Jack R. Ingram          By     /s/ Robert A. Jones
  ---------------------------------       --------------------------------------
       Jack R. Ingram, President               Robert A. Jones, President





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